Exhibit 10.4.8

                    AMENDMENT NO. 8 TO EMPLOYMENT CONTRACT


     AGREED, as of the 16th day of June 2005, between the Federal Agricultural Mortgage Corporation (FAMC) and Tom D. Stenson (you), that the existing employment contract between the parties hereto, dated as of September 1, 1997, as amended by Amendment No. 1 to Employment Contract dated as of June 4, 1998, Amendment No. 2 to Employment Contract dated as of June 3, 1999, Amendment No. 3 to Employment Contract dated as of June 1, 2000, Amendment No. 4 to Employment Contract dated as of June 7, 2001 and Amendment No. 5 to Employment Contract dated as of June 6, 2002, Amendment No. 6 to Employment Contract dated as of June 5, 2003, and Amendment No. 7 to Employment Contract dated as of August 3, 2004 (collectively, the Agreement), be and hereby is amended as follows:

     Sections 1, 3 (a) and 7 (a) (3) of the Agreement are replaced in their entirety with the following new sections:

     1. Term. The Term of this Agreement shall continue until June 1, 2009 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

     3 (a). Base Salary. As of July 1, 2005, you will be paid a base salary (the Base Salary) during the Term of Two Hundred Seventy Thousand Nine Dollars ($270,009) per year, payable in arrears on a bi-weekly basis.

     7 (a) (3). Farmer Mac may terminate your employment without "cause" at any time. Such termination shall become effective on the earlier of June 1, 2009, or two years from the date of notice of such termination.

            As amended hereby, the Agreement remains in full force and effect.


Federal Agricultural Mortgage Corporation            Employee


By:   /s/ Henry D. Edelman                              /s/ Tom D. Stenson
   -----------------------------------                 ---------------------
      President